UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015

PAYCOM SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7501 W. Memorial Road Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of Material Definitive Agreement.

On December 29, 2015, Paycom Software, Inc. (the “Company”) entered into a Termination of Stockholders Agreement (the “Termination Agreement”) by and among the Company, Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS X”), WCAS Capital Partners IV, L.P. (“WCAS CP IV”), Ernest Group, Inc. (“Ernest Group”) and Chad Richison in his individual capacity (“Mr. Richison”) to terminate the Amended and Restated Stockholders Agreement, dated as of March 10, 2014 (the “Stockholders Agreement”) in accordance with its terms.

Among other things, the Stockholders Agreement provided that upon the completion of the Company’s initial public offering and for so long as the parties thereto continued to collectively hold 40% of the Company’s issued and outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), each party would vote and take all other necessary and desirable action within such party’s control to elect to the Company’s board of directors representatives designated by certain other parties to the Stockholders Agreement. WCAS X and its affiliates designated four representatives and certain other parties to the Stockholders Agreement designated Mr. Richison to serve on the Company’s board of directors. In addition, each of the parties to the Stockholders Agreement appointed WCAS X Associates, LLC as the person’s true and lawful proxy and attorney-in-fact, with full power of substitution to vote at any annual or special meeting of the stockholders of the Company, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of all shares and other voting securities of the Company directly or indirectly owned or held of record by the stockholder for the election or removal of directors and certain other matters described in the Stockholders Agreement.

The Stockholders Agreement provided that it would automatically terminate upon the later of certain prescribed events, which events had not occurred as of December 29, 2015. The parties’ obligations under the voting agreement provisions described above, however, applied only so long as the parties to the Stockholders Agreement directly or indirectly, on an aggregate basis, continued to hold 40% of the issued and outstanding Common Stock entitled to vote in the election of directors. The Stockholders Agreement also provided that it could be terminated by an agreement in writing signed by WCAS X, WCAS CP IV and the holders of a majority of the shares of Common Stock held by the parties to the Stockholders Agreement other than WCAS X and WCAS CP IV (the “Majority Common Holders”).

As previously reported, on November 18, 2015, certain stockholders of the Company sold an aggregate of 5,085,697 shares of Common Stock in an underwritten public offering (the “November 2015 Resale Offering”). Upon completion of the November 2015 Resale Offering, the parties to the Stockholders Agreement ceased to collectively hold 40% of the Company’s issued and outstanding shares of Common Stock. Subsequently, WCAS X, WCAS CP IV and the Majority Common Holders (consisting of Ernest Group and Mr. Richison) agreed that, because the voting agreement provisions were no longer effective, the Stockholders Agreement should be terminated. Certain of the parties to the Stockholders Agreement, including WCAS X, WCAS CP IV and Ernest Group, are and will continue to be parties to a registration rights agreement, pursuant to which they are entitled to certain rights with respect to the registration of shares of Common Stock under the Securities Act of 1933, as amended.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Termination of Stockholders Agreement, dated as of December 29, 2015, by and among Paycom Software, Inc., Welsh, Carson, Anderson & Stowe X, L.P., WCAS Capital Partners IV, L.P., Chad Richison and Ernest Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: January 5, 2016	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Termination of Stockholders Agreement, dated as of December 29, 2015, by and among Paycom Software, Inc., Welsh, Carson, Anderson & Stowe X, L.P., WCAS Capital Partners IV, L.P., Chad Richison and Ernest Group, Inc.